SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

GENERAL STEEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	333-105903	412079252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100020
(Zip Code)

Room 2315, Kun Tai International Mansion Building, Yi No 12, Chao Yang Men Wai Ave.,
Chao Yang District, Beijing
(Address of Principal Executive Offices)

+ 86 (10) 58797346
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 24, 2007, Shaanxi Longmen Iron and Steel Co., Ltd., the joint venture company (the “Joint Venture”) established by General Steel Holdings, Inc. (the “Registrant”) and Shaanxi Longmen Iron and Steel (Group) Co., Ltd., a limited liability company formed under the laws of the People’s Republic of China. (“Shaanxi Longmen Group”), entered into a certain equity transfer agreement with Shaanxi Longmen Group to acquire its ownership interest in Longmen Iron and Steel Group Co., Ltd. Environmental Protection Industry Development Co., Ltd. (“EPID”). The Joint Venture agreed to pay Shaanxi Longmen Group RMB 18,080,930 (approximately US$ 2,380,000) in exchange for the 74.92% ownership interest in EPID.

On the same day, the Joint Venture entered into another equity transfer agreement with Shaanxi Longmen Group, pursuant to which the Joint Venture has agreed to pay Shaanxi Longmen Group RMB 3,287,980 (approximately US$ 430,000) for its 36% equity interest in Longmen Iron and Steel Group Co., Ltd. Hualong Fire Retardant Materials Co., Ltd., (“Hualong”).

A copy of the equity transfer agreements is filed as Exhibit 99.1 and Exhibit 99.2 hereto, respectively .

On September 24, 2007, the respective transfer of the 74.92% ownership interest in EPID and the 36% ownership interest in Hualong has been completed. The Registrant issued a press release on September 26, 2007 announcing the completion of the ownership transfer.

A copy of the press release is filed as Exhibit 99.3 hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information under Item 1.01 is incorporated herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

The following exhibit is filed as part of this report:

99.1 Equity Transfer Agreement (EPID), dated September 24, 2007, by and between Shaanxi Longmen Iron and Steel Co., Ltd. and Shaanxi Long Men Iron and Steel (Group) Co., Ltd.

99.2 Equity Transfer Agreement (Hualong), dated September 24, 2007, by and between Shaanxi Longmen Iron and Steel Co., Ltd. and Shaanxi Long Men Iron and Steel (Group) Co., Ltd.

99.3 Press release date September 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2007	GENERAL STEEL HOLDINGS, INC.
(Registrant)

	By:	/s/ John Chen
	Name:	John Chen
	Title:	Chief Financial Officer